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                                                                 EXHIBIT 10.1(A)

                              AMENDMENT TO MTL INC.
                        1994 INCENTIVE AND NON-STATUTORY
                                STOCK OPTION PLAN

         The Board of Directors and its shareholders have approved the following amendment to the Company's 1994 Incentive and Non-Statutory Stock Option Plan:

                  SECTION 2         -       STOCK

                           2.1 Shares Subject to Plan. The stock subject to the
                  options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock

Date: May 22, 1996